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Exhibit 10.12

CORGENTECH INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

i

SECTION 5.	MISCELLANEOUS	18
5.1	Governing Law	18
5.2	Survival	19
5.3	Successors and Assigns	19
5.4	Entire Agreement	19
5.5	Severability	19
5.6	Amendment and Waiver	19
5.7	Delays or Omissions	19
5.8	Notices	20
5.9	Attorneys' Fees	20
5.10	Titles and Subtitles	20
5.11	Additional Investors	20

ii

CORGENTECH INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

        THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the "Agreement") is entered into as of the 10th day of October, 2003, by and among CORGENTECH INC., a Delaware corporation (the "Company") and the investors listed on EXHIBIT A hereto, referred to hereinafter as the "Investors" and each individually as an "Investor."

RECITALS

        WHEREAS, certain Investors are purchasing shares of the Company's Series C Preferred Stock (the "Series C Stock") pursuant to that certain Series C Preferred Stock Purchase Agreement (the "Series C Purchase Agreement") dated as of October 10, 2003;

        WHEREAS, certain Investors may purchase shares of the Company's Series D Preferred Stock (the "Series D Stock") pursuant to that certain Series D Preferred Stock Purchase Agreement (the "Series D Purchase Agreement") dated as of October 10, 2003;

        WHEREAS, the obligations in the Series C Purchase Agreement and the Series D Purchase Agreement are each individually conditioned upon the execution and delivery of this Agreement;

        WHEREAS, certain of the Investors (the "Series A Investors") are holders of the Company's Series A Preferred Stock (the "Series A Stock"), certain of the Investors (the "Series B Investors") are holders of the Company's Series B Preferred Stock (the "Series B Stock"), certain of the Investors (the "Series B-1 Investors") are holders of the Company's Series B-1 Preferred Stock (the "Series B-1 Stock") and certain of the Investors (the "Series C Investors") are holders of the Company's Series C Stock (the Series A Stock, the Series B Stock, the Series B-1 Stock, the Series C Stock and the Series D Stock shall be referred to herein collectively as the "Preferred Stock");

        WHEREAS, the Series A Investors, the Series B Investors, the Series B-1 Investors and the Series C Investors (referred to herein collectively as the "Prior Investors") are parties to that certain Amended and Restated Investor Rights Agreement dated June 13, 2002 by and among the Company and the Prior Investors (the "Prior Agreement");

        WHEREAS, the parties to the Prior Agreement desire to amend and restate the Prior Agreement and accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement; and

        WHEREAS, in connection with the consummation of the sale and issuance of Series C Preferred Stock and Series D Preferred Stock pursuant to the Series C Purchase Agreement and the Series D Purchase Agreement, respectively, the Company and the Investors have agreed to the registration rights, information rights and other rights as set forth below.

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Purchase Agreement, the parties mutually agree as follows:

SECTION 1.    GENERAL.

        1.1    Definitions.    As used in this Agreement the following terms shall have the following respective meanings:

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          "Holder" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

          "Initial Offering" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

          "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          "Registrable Securities" means (a) Common Stock of the Company issued or issuable upon conversion of the Shares; and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

          "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

          "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed thirty thousand dollars ($30,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          "SEC" or "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale.

          "Shares" shall mean the Company's Preferred Stock held by the Investors listed on EXHIBIT A hereto and their permitted assigns and the Series B-1 Stock and Series C Stock issuable upon exercise of the Warrants.

          "Special Registration Statement" shall mean a registration statement relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act.

          "Warrants" shall mean those certain warrants to purchase: (i) 50,000 shares of Series B-1 Stock held by Comerica Bank dated July 27, 2001; (ii) an aggregate of 608,102 shares of Series C Stock held by the Investors dated June 13, 2002, (iii) an aggregate of 17,823 shares of Series C Stock held by General Electric Capital Corporation dated February 3, 2003, April 1, 2003, August 29, 2003 and October 1, 2003, and (iv) an aggregate of approximately 3,243,243 shares of

  Series C Stock to be issued to the Investors in connection with the conversion of outstanding secured convertible promissory notes dated September 3, 2003 and October 1, 2003.

SECTION 2.    REGISTRATION; RESTRICTIONS ON TRANSFER.

        2.1    Restrictions on Transfer.

          (a)   Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

            (i)    There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

            (ii)   (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

            (iii)  Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests or to a partnership or partnerships affiliated by common control and organized to invest alongside the transferor partnership, (B) a corporation to its stockholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, (D) an individual transferring to the Holder's family member or trust for the benefit of an individual Holder or (E) a corporation transferring to a wholly-owned subsidiary, a parent corporation that owns all of the capital stock or or other affiliate of the Holder; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

          (b)   Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

    THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

    THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

          (c)   The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

          (d)   Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

        2.2    Demand Registration.

          (a)   Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of "Registrable Securities" (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of at least 50% of the Registrable Securities then outstanding (or a lesser percentage if the anticipated aggregate offering price, net of underwriting discounts and commissions, would equal or exceed $10,000,000 (a "Qualified Public Offering")), then the Company shall, within thirty (30) days of receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

          (b)   If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

          (c)   The Company shall not be required to effect a registration pursuant to this Section 2.2:

            (i)    prior to the earlier of (A) the third anniversary of the date of this Agreement or (B) one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering;

            (ii)   after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

            (iii)  during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to its Initial Offering; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

            (iv)  if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company's intention to file a registration statement for its Initial Offering within ninety (90) days;

            (v)   if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company (the "Board"), it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; or

            (vi)  if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or

            (vii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

        2.3    Piggyback Registrations.    The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the mailing of the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          (a)    Underwriting.    If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting or (ii) reduce the amount of Registrable Securities included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. In no event will shares of any other selling stockholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

          (b)    Right to Terminate Registration.    The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

        2.4    Form S-3 Registration.    In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a)   promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

          (b)   as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

            (i)    if Form S-3 (or any successor or similar form) is not available for such offering by the Holders;

            (ii)   if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million dollars ($1,000,000);

            (iii)  if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company's intention to make a public offering within ninety (90) days, other than pursuant to a Special Registration Statement;

            (iv)  if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

            (v)   if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4; or

            (vi)  in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c)   Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.2 or 2.3, respectively. All such Registration Expenses incurred in connection with registrations requested pursuant to this Section 2.4 after the first two (2) registrations shall be paid by the selling Holders pro rata in proportion to the number of shares sold by each such Holder.

        2.5    Expenses of Registration.    Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2 or Section 2.4, as applicable, in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 or Section 2.4 to a demand registration.

        2.6    Obligations of the Company.    Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a)   Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the "Suspension Period"), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that the Company may, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development the disclosure of which could reasonably be expected to have a material adverse effect upon the Company and its stockholders, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto. No more than two (2) such Suspension Periods shall occur in any twelve (12) month period. In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. If so directed by the Company, all Holders registering shares under such registration statement shall use their best efforts to deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holders' possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

          (b)   Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

          (c)   Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d)   Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e)   In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f)    Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing whereupon, each Holder shall immediately cease to use such registration statement of prospectus for any purpose and, as promptly as practicable thereafter, the Company shall prepare, file with SEC and furnish to the appropriate Holders and managing underwriters, if any, a supplement of amendment to such registration statement or prospectus that corrects such statement or omission or effects such compliance and copies thereof as the Holders and any underwriters may reasonably request.

          (g)   Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or over-the-counter market on which similar securities issued by the Company are then listed, if applicable.

          (h)   Provide a transfer agent and registrar for such Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          (i)    Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

        2.7    Termination of Registration Rights.    All registration rights granted under this Section 2 shall terminate and be of no further force and effect four (4) years after the date of the Company's Initial Offering. In addition, a Holder's registration rights shall expire if (a) the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act and (b) all Registrable Securities held by and issuable to such Holder (and its affiliates, partners, former partners, members and former members) may be sold under Rule 144(k) during any ninety (90) day period.

        2.8    Delay of Registration; Furnishing Information.

          (a)   No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          (b)   It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

          (c)   The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of subsection 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

        2.9    Indemnification.    In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

          (a)   To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

          (b)   To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a "Holder Violation"), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the net proceeds from the offering received by such Holder.

          (c)   Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

          (d)   If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

          (e)   The obligations of the Company and Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

        2.10    Assignment of Registration Rights.    The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of a Holder, (b) is a Holder's family member or trust for the benefit of an individual Holder, (c) acquires at least two hundred fifty thousand (250,000) shares of Registrable Securities (as adjusted for stock splits and combinations), (d) is an entity or partnership affiliated by common control (or other related entity) with such Holder and organized to invest alongside the Holder or (e) with respect to J.P. Morgan Partners (SBIC), LLC, any entity or affiliate as permitted under the Regulatory Sideletter by and between J.P. Morgan Partners (SBIC), LLC and the Company dated September 3, 2003; provided, however, that (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

        2.11    Amendment of Registration Rights.    Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

        2.12    Limitation on Subsequent Registration Rights.    Other than as provided in Section 5.11, after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights on parity with or senior to those granted to the Holders hereunder.

        2.13    "Market Stand-Off" Agreement; Agreement to Furnish Information.    Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder upon the effective date of a registration statement of the Company filed under the Securities Act (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following such effective date; provided that:

          (a)   such agreement shall apply only to the Company's Initial Offering;

          (b)   all officers and directors (and their respective investment funds) of the Company enter into similar agreements; and

          (c)   the Company will use reasonable efforts to obtain a similar covenant from all holders of at least one percent (1%) of the Company's voting securities.

        Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a

Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Section 2.13. The underwriters of the Company's stock are intended third party beneficiaries of Section 2.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

        2.14    Rule 144 Reporting.    With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

          (a)   Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

          (b)   File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

          (c)   So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3.    COVENANTS OF THE COMPANY AND INVESTORS.

        3.1    Basic Financial Information and Reporting.

          (a)   The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

          (b)   So long as an Investor (with its affiliates) shall own not less than one million (1,000,000) shares of Registrable Securities (as adjusted for stock splits and combinations), as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, the Company will furnish each such Investor a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Board.

          (c)   So long as an Investor (with its affiliates) shall own not less than one million (1,000,000) shares of Registrable Securities (as adjusted for stock splits and combinations), as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, to the extent requested by such Investor, the Company shall furnish such Investor an unaudited balance sheet of the Company as of the end of each such quarterly period, an unaudited statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company, except that such financial statements need not contain the notes required by generally accepted accounting principles.

          (d)   So long as an Investor (with its affiliates) shall own not less than three million (3,000,000) shares of Registrable Securities (as adjusted for stock splits and combinations) (a "Major Investor"), to the extent requested by such Major Investor the Company shall furnish such Major Investor (i) at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent revisions thereto); and (ii) as soon as practicable after the end of each month, and in any event within twenty (20) days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

          (e)   All rights set forth in this Section 3.1 shall terminate upon the effective date of the registration statement pertaining to the Company's Initial Offering.

        3.2    Inspection Rights.    Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, to examine its books, accounts and records, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company (as reasonably determined by the Company) or with respect to information which the Board of Directors determines in good faith is confidential or attorney-client privileged and should not, therefore, be disclosed.

        3.3    Confidentiality of Records.    Each Investor agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies in writing as being confidential or proprietary (so long as such information is not in the public domain or the Investor is required by law to disclose such information), except that such Investor may disclose such proprietary or confidential information to any partner, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this Section 3.3. For purposes of clarification all information provided pursuant to Section 3 shall be deemed to be confidential information, whether or not labeled as such, and shall be subject to the confidentiality obligations of this Section 3.3.

        3.4    Reservation of Common Stock.    The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

        3.5    Stock Vesting.    Unless otherwise approved by the Compensation Committee of the Board, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person's services commencement date with the Company and (b) seventy-five percent (75%) of such stock shall vest in equal monthly installments over the remaining three (3) years. With respect to any shares of stock purchased by any such person, the Company's repurchase option shall provide that upon such person's termination of employment or service with the Company, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws and other laws) shall have the option to purchase at cost any unvested shares of stock held by such person.

        3.6    Key Man Insurance.    Subject to the approval of the Board, the Company will use its best efforts to maintain in full force and effect term life insurance in the amount of at least one million ($1,000,000) dollars on the life of John McLaughlin, naming the Company as beneficiary.

        3.7    Proprietary Information and Inventions Agreement.    The Company shall require all officers, employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement.

        3.8    Real Property Holding Corporation.    The Company covenants that it will operate in a manner such that it will not become a "United States real property holding corporation" as that term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder ("FIRPTA"). The Company agrees to make determinations as to its status as a USRPHC, and will file statements concerning those determinations with the Internal Revenue Service, in the manner and at the times required under Reg. § 1.897-2(h), or any supplementary or successor provision thereto. Within 30 days of a request from an Investor or any of its partners, the Company will inform the requesting party, in the manner set forth in Reg. § 1.897- 2(h)(1)(iv) or any supplementary or successor provision thereto, whether that party's interest in the Company constitutes a United States real property interest (within the meaning of Internal Revenue Code Section 897(c)(1) and the regulations thereunder) and whether the Company has provided to the Internal Revenue Service all required notices as to its USRPHC status.

        3.9    Compensation Committee.    The Company shall use reasonable efforts to cause its Board of Directors to maintain a Compensation Committee consisting of three members, one of whom shall be the director serving as the representative of Bear Stearns Health Innoventures, L.P. ("BSHI") so long as any representative serves as a member of the Board.

        3.10    Directors and Officers.    The Company will use its best efforts to obtain and maintain in full force directors and officers' liability insurance in a reasonable amount determined by the Board. The Company shall enter into standard indemnification agreements with its Series C Directors (as defined in the Company's Amended and Restated Certificate of Incorporation) and reimburse such directors for the reasonable costs of attendance of Company Board meetings.

        3.11    Termination of Covenants.    All covenants of the Company contained in Section 3 of this Agreement shall expire and terminate as to each Investor upon the earlier of (i) the effective date of the registration statement pertaining to the Initial Offering or (ii) upon (a) the acquisition, sale, lease or other disposition of all or substantially all of the assets of the Company or (b) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, provided that this Section 3.11 shall not apply to (x) a merger effected exclusively for the purpose of changing the domicile of the Company, (y) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or indebtedness of the Company is cancelled or converted or a combination thereof or (z) any transaction of or series of transactions in which the Company's stockholders do not receive consideration principally in cash and/or publicly-traded securities (a "Change in Control").

        3.12    Regulatory Matters.

          (a)    Cooperation of Other Investors.    Each Investor agrees to cooperate with the Company in all reasonable respects in complying with the provisions of the Regulatory Sideletter agreement between the Company and J.P. Morgan Partners (SBIC), LLC, J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors A, L.P. and J.P. Morgan Partners Global Investors (Cayman) II, L.P. (collectively, "J.P. Morgan"), dated September 3, 2003, regarding regulatory matters (the "Regulatory Sideletter"), including, without limitation, voting to approve amending the Company's Certificate of Incorporation, the Company's Bylaws or this Agreement in a manner reasonably acceptable to the Investors and J.P. Morgan or any Affiliate of J.P. Morgan entitled to make such request pursuant to the Regulatory Sideletter in order to remedy a Regulatory Problem (as defined in the Regulatory Sideletter). Anything contained in this Section 3.12 to the contrary notwithstanding, no Investor shall be required under this Section 3.12 to take any action that would adversely affect in any material respect such Investor's rights under this Agreement or as a stockholder of the Company.

          (b)    Covenant Not to Amend.    The Company and each Investor agree not to amend or waive the voting or other provisions of the Company's Certificate of Incorporation, the Company's Bylaws or this Agreement if such amendment or waiver would cause the J.P. Morgan or any of its Affiliates to have a Regulatory Problem (as defined in the Regulatory Sideletter). J.P. Morgan agrees to notify the Company as to whether or not it would have a Regulatory Problem promptly after J.P. Morgan has notice of such amendment or waiver.

        3.13    Indemnification and Advancement.

          (a)   The Company hereby agrees to indemnify and hold harmless the Investors, the Investors' direct and indirect subsidiaries, affiliated entities and corporations, and each of their partners, officers, directors, employees, stockholders, agents, and representatives (collectively, referred to as the "Purchaser Indemnitees") against any and all expenses (including attorneys' fees), damages, judgments, fines, amounts paid in settlements, or any other amounts that a Purchaser Indemnitee incurs as a result of any claim or claims made against it in connection with any threatened, pending or completed action, suit, arbitration, investigation or other proceeding arising out of, or relating to the purchase by the Investors of the Company's Series C Preferred Stock of Series D Preferred Stock (a "Financing-Based Claim"); provided, however, that no Purchaser Indemnitee shall be entitled to be held harmless or indemnified by the Company for acts, conduct or omissions as to which there has been a final adjudication that such Purchaser Indemnitee engaged in gross negligence or willful misconduct.

          (b)   The Company shall reimburse, promptly following request therefor, all reasonable expenses incurred by a Purchaser Indemnitee in connection with any threatened, pending or completed action, suit, arbitration, investigation or other proceeding arising out of, or relating to, a Financing-Based Claim, provided, however, that no Purchaser Indemnitee shall be entitled to reimbursement in connection with acts, conduct or omissions as to which there has been a final adjudication that such Purchaser Indemnitee engaged in gross negligence or willful misconduct.

          (c)   A Purchaser Indemnitee shall give the Company notice in writing as soon as practicable of any claim made against Purchaser Indemnitee for which indemnification will or could be sought under this Agreement; provided that the omission to provide notice shall not relieve the Company from (i) any liability that it may have to Purchaser Indemnitee hereunder except to the extent that it has been materially prejudiced by such failure and (ii) any liability that it may have to indemnity otherwise. The Company shall control the defense of any such action and, at its discretion, may enter into a stipulation of discontinuance or settlement thereof; provided that the Company may not discontinue any action or settle any claim in a manner that does not unconditionally release the Investors without the Investors' prior written approval. The Investors shall, at the Company's expense and reasonable request, cooperate with the Company in any such defense and shall make available to the Company at the Company's expense all those persons, documents (excluding attorney/client or attorney work product materials) reasonably required by the Company in the defense of any such action. The Investors may, at their expense, assist in such defense.

SECTION 4.    RIGHTS OF FIRST REFUSAL.

        4.1    Subsequent Offerings.    Subject to applicable securities laws, each Investor holding not less than one million (1,000,000) shares of Registrable Securities (as adjusted for stock splits and combinations) (a "ROFR Investor"), shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.7 hereof. Each ROFR Investor's pro rata share is equal to the ratio of (a) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) which such ROFR Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

        4.2    Exercise of Rights.    If the Company proposes to issue any Equity Securities, it shall give each ROFR Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each ROFR Investor shall have fifteen (15) days from the giving of such notice to agree to purchase up to its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any ROFR Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

        4.3    Issuance of Equity Securities to Other Persons.    If not all of the ROFR Investors elect to purchase their entire pro rata share of the Equity Securities, then the Company shall promptly notify in writing the ROFR Investors who do so elect and shall offer such ROFR Investors the right to acquire such unsubscribed shares. The ROFR Investors shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. If the ROFR Investors fail to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the ROFR Investors' rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the ROFR Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the ROFR Investors in the manner provided above.

        4.4    Sale Without Notice.    If an issuance of Equity Securities is unanimously approved by the Board, in lieu of giving notice to the ROFR Investors prior to the issuance of Equity Securities as provided in Section 4.2, the Company may elect to give notice to the ROFR Investors within thirty (30) days after the issuance of Equity Securities. Such notice shall describe the type, price and terms of the Equity Securities. Each ROFR Investor shall have twenty (20) days from the date of receipt of such notice to elect to purchase its pro rata share of Equity Securities (as defined in Section 4.1, and calculated before giving effect to the sale of the Equity Securities to the purchasers thereof). The closing of such sale shall occur within sixty (60) days of the date of notice to the ROFR Investors.

        4.5    Termination and Waiver of Rights of First Refusal.    The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the earlier of (i) effective date of the registration statement pertaining to the Company's Initial Offering or (ii) a Change in Control. The rights of first refusal established by this Section 4 may be amended, or any provision waived with the written consent of ROFR Investors holding a majority of the Registrable Securities held by all ROFR Investors, or as permitted by Section 5.6.

        4.6    Transfer of Rights of First Refusal.    The rights of first refusal of each ROFR Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.

        4.7    Excluded Securities.    The rights of first refusal established by this Section 4 shall have no application to any of the following Equity Securities:

          (a)   shares of Common Stock issued or to be issued after the Original Issue Date of the Series D Stock (as defined in the Company's Amended and Restated Certificate of Incorporation) to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other similar written arrangements that are approved by the Board;

          (b)   stock issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the date of this Agreement, and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, provided that the rights of first refusal established by this Section 4 applied with respect to the initial sale or grant by the Company of such rights or agreements;

          (c)   any Equity Securities issued pursuant to the acquisition of another corporation by the Company by merger, consolidation, acquisition or similar business combination approved by the Board;

          (d)   shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

          (e)   shares of Common Stock issued upon conversion of the Shares;

          (f)    shares of Equity Securities issued pursuant to any equipment leasing arrangement, or debt financing from a bank or similar financial institution approved by a majority of the Board;

          (g)   any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act;

          (h)   shares of the Company's Common Stock or Preferred Stock issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided that such strategic transactions and the issuance of shares therein, has been approved by the Board members including the approval of at least one of the Series C Directors (as defined in the Company's Amended and Restated Certificate of Incorporation); and

          (i)    any Equity Securities issued by the Company pursuant to the terms of the Series C Purchase Agreement or the Series D Purchase Agreement.

SECTION 5.    MISCELLANEOUS.

        5.1    Governing Law.    This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this

Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of Santa Clara, California.

        5.2    Survival.    The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

        5.3    Successors and Assigns.    Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

        5.4    Entire Agreement.    This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

        5.5    Severability.    In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        5.6    Amendment and Waiver.

          (a)   Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities then outstanding.

          (b)   Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities then outstanding.

          (c)   Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to include additional purchasers of Shares as "Investors," "Holders" and parties hereto.

          (d)   For the purposes of determining the number of Holder or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

        5.7    Delays or Omissions.    It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party's part of any breach, default or noncompliance under the Agreement or any waiver on such party's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

        5.8    Notices.    All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt; provided, however, that registered or certified mail shall not be used to effectuate delivery of any such notices to addresses outside of the United States. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or EXHIBIT A hereto or at such other address or electronic mail address as such party may designate by ten (10) days advance written notice to the other parties hereto.

        5.9    Attorneys' Fees.    In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

        5.10    Titles and Subtitles.    The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        5.11    Additional Investors.    Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock pursuant to the Series D Purchase Agreement, any purchaser of such shares of Preferred Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an "Investor," a "Holder" and a party hereunder. Notwithstanding anything to the contrary contained herein, if the Company shall issue Equity Securities in accordance with Section 4.7 (c), (f) or (h) of this Agreement, any purchaser of such Equity Securities may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an "Investor," a "Holder" and a party hereunder.

        5.12    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        5.13    Aggregation of Stock.    All shares of Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

        5.14    Amendment and Restatement of Prior Agreement.    The Prior Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of the Agreement by the Company, and the holders of at least sixty-six and two-thirds percent in interest of the Registrable Securities held by the Prior Investors outstanding as of the date of this Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect, including, without limitation, all rights of first refusal and any notice period associated therewith otherwise applicable to the transactions contemplated by the Series C and Series D Purchase Agreements.

        5.15    Pronouns.    All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

[THIS SPACE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:
CORGENTECH INC.
By:	/s/ JOHN P. MCLAUGHLIN
John P. McLaughlin, President
INVESTORS:
BEAR STEARNS HEALTH INNOVENTURES, L.P.
By: Bear Stearns Health Innoventures Management, LLC Its General Partner
By:	/s/ ELIZABETH A. CZEREPAK
Name: Elizabeth A. Czerepak Title: Founding Partner
BEAR STEARNS HEALTH INNOVENTURES OFFSHORE, L.P.
By: Bear Stearns Health Innoventures Management, LLC Its General Partner
By:	/s/ ELIZABETH A. CZEREPAK
Name: Elizabeth A. Czerepak Title: Founding Partner
BSHI MEMBERS, L.L.C.
By: Bear Stearns Health Innoventures Management, LLC Its General Partner
By:	/s/ ELIZABETH A. CZEREPAK
Name: Elizabeth A. Czerepak Title: Founding Partner
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE

BEAR STEARNS HEALTH INNOVENTURES EMPLOYEE FUND, L.P.
By: Bear Stearns Health Innoventures Management, LLC Its General Partner
By:	/s/ ELIZABETH A. CZEREPAK
Name: Elizabeth A. Czerepak Title: Founding Partner
BX, L.P.
By: Bear Stearns Health Innoventures Management, LLC Its General Partner
By:	/s/ ELIZABETH A. CZEREPAK
Name: Elizabeth A. Czerepak Title: Founding Partner
J.P. MORGAN PARTNERS (SBIC), LLC
By:	/s/ RODNEY FERGUSON
Name: Rodney Ferguson Title: Managing Director
J.P. MORGAN PARTNERS GLOBAL INVESTORS, L.P.
BY: JPMP GLOBAL INVESTORS, L.P. ITS GENERAL PARTNER
BY: JPMP CAPITAL CORP ITS GENERAL PARTNER
By:	/s/ RODNEY FERGUSON
Name: Rodney Ferguson Title: Managing Director

J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN), L.P.
BY: JPMP GLOBAL INVESTORS, L.P. ITS GENERAL PARTNER
BY: JPMP CAPITAL CORP ITS GENERAL PARTNER
By:	/s/ RODNEY FERGUSON
Name: Rodney Ferguson Title: Managing Director
J.P. MORGAN PARTNERS GLOBAL INVESTORS A, L.P.
BY: JPMP GLOBAL INVESTORS, L.P. ITS GENERAL PARTNER
BY: JPMP CAPITAL CORP ITS GENERAL PARTNER
By:	/s/ RODNEY FERGUSON
Name: Rodney Ferguson Title: Managing Director
J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN) II, L.P.
BY: JPMP GLOBAL INVESTORS, L.P. ITS GENERAL PARTNER
BY: JPMP CAPITAL CORP ITS GENERAL PARTNER
By:	/s/ RODNEY FERGUSON
Name: Rodney Ferguson Title: Managing Director
ALTA CALIFORNIA PARTNERS III, LP
By: Alta California Management Partners III, LLC
By:	/s/ GUY P. NOHRA
Name: Guy P. Nohra Title: Managing Director
ALTA EMBARCADERO PARTNERS III, LLC
By:	/s/ GUY P. NOHRA
Name: Guy P. Nohra Title: Manager
INTERWEST PARTNERS VIII, L.P.
By:	/s/ MICHAEL SWEENEY
Name: Michael Sweeney Title: Managing Director
INTERWEST INVESTORS Q VIII, L.P.
By:	/s/ MICHAEL SWEENEY
Name: Michael Sweeney Title: Managing Director
INTERWEST INVESTORS VIII, L.P.
By:	/s/ MICHAEL SWEENEY
Name: Michael Sweeney Title: Managing Director

HBM BIOVENTURES (CAYMAN) LTD.
By:	/s/ JOHN ARNOLD
Name: John Arnold Title: Chairman and Managing Director
AEOLUS TECHNOLOGY CORPORATION TRUSTNET (BRITISH VIRGIN ISLANDS) LIMITED TrustNet Chambers P.O. Box 3444 RoadTown, Tortola British Virgin Islands
By:
Name: James Tsai Title: President
CEC LIMITED 4th Floor, Harbour Centre P.O. Box 613 Georgetown, Grand Cayman Cayman Island, British West Indies
By:
Name: Lee Tzu-Wei Title: Director
MIC CAPITAL LLC
By: MC Financial Services Ltd., as Manager
By:
Name: Shunichi Maeda Title: President
PAN-PACIFIC VENTURE CAPITAL CO. LTD.
By:	/s/ DAVID Y.S. CHAO
Name: David Y.S. Chao Title: President
CONTINENTAL SUN VENTURE II, LLC
By:
Name: Title:
MODERN TECH VENTURES CO., LTD.
By:
Name: Title:
HERMAX HOLDING LTD.
By:
Name: Title:
EPISODE HOLDINGS LIMITED
By:	/s/ KOH BEE LENG ZAIMAH MONTEL
Name: Koh Bee Leng Zaimah Montel Title: Authorised Signatory for and on behalf of Fiduciary Services Ltd as Sole Director

MODERN VERSIONS LIMITED
By:
Name: Title:
TRINITY FUND, LTD.
By:	/s/ THAD MCNULTY
Name: Thad L. McNulty Title: Managing General Partner
GC&H INVESTMENTS
By:
Name: Title:
DOLORES STONE

FIRTH GRIFFITH & YUQING LI 1999 TRUST U/D/T 10/29/99, TRUSTEES FIRTH GRIFFITH & YUQING LI
By:
Name: Title:
STEIN IVERSON

EBERHARD GRUBE

NATHANIEL AND TOBE FISCH
By:
Name: Title:
LARRY KLEINMAN

KEVIN DWYER

DORINNE TSUCHIYA

MINTZ FAMILY TRUST
By:
Name: Title:
HOWARD ALTMANN

PUMA HOLDINGS LTD.
By:
Name: Title:
VICHON NEVELLE S.A.

STERTZER FAMILY TRUST U/A/D JANUARY 19, 1995, TRUSTEES SIMON H. STERTZER AND KIMBERLEY ANNE STERTZER
By:
Name: Title:
PINECREEK ENTERPRISES INC.
By:
Name: Title:
GERALD AND MYRA S. DORROS IRREVOCABLE TRUST, TRUSTEE STEPHEN DORROS
By:
Name: Title:
COMMERCIAL SAN ANTONIO, S.A.
By:
Name: Title:
CN INVESTMENT PARTNERS, LP
By:
Name: Title:
JEFFREY A. MORRIS PROPERTY TRUST
By:
Name: Title:
AVERY VENTURES I
By:
Name: Title:
SPIRIT FUND, LTD.
By:	/s/ THAD L. MCNULTY
Name: Thad L. McNulty Title: Managing General Partner
ARTHUR H. HAUSMAN, HELEN HAUSMAN CO-TRUSTEES THE HAUSMAN TRUST U/A DTD 10/28/91
By:
Name: Title:

LAURIE BURMEISTER

MEZZAMIE GROUP
By:
Name: Title:
AJOY KHANDHERIA

CHINA DEVELOPMENT INDUSTRIAL BANK INC.
By:	/s/ Y.C. CHAO
Name: Y.C. Chao Title: President
CDIB Bioscience Ventures I, Inc.
By:	/s/ BENNY T. HU
Name: Benny T. Hu Title: Chairman
GUTHRI GTS LTD.
By:
Name: Title:
V-SCIENCES INVESTMENTS PTE LTD
By:	/s/ S ISWARAN
Name: S ISWARAN Title: DIRECTOR
MELLON PRIVATE TRUST COMPANY NATIONAL ASSOCIATION, TRUSTEE UNDER AGREEMENT OF STEPHEN MORRIS DATED 09-21-2001-IRA
By:
Name: Title:
ERROL BLANK & RENEE BLANK JTROS
By:
Name: Title:
SANDRA MUSOFF

GC&H INVESTMENTS, LLC
By:
Name: John L. Cardoza Title: Managing Member

BRISTOL-MYERS SQUIBB COMPANY
Signature:	/s/ TAMAR HOWSON
Print Name:	Tamar Howson
Title:	SVP CBD
GENERAL ELECTRIC CAPITAL CORPORATION
Signature:	/s/ DIANE HERNANDEZ
Print Name:	Diane Hernandez
Title:	Senior Vice President
COMERICA INCORPORATED
By:
Print Name:
Title:

EXHIBIT A

SCHEDULE OF INVESTORS

NAME AND ADDRESS
BEAR STEARNS HEALTH INNOVENTURES, L.P. 383 Madison Ave, 28th Floor New York, NY 10179 Attn: Fritz R. Buhler, Managing Partner
BEAR STEARNS HEALTH INNOVENTURES OFFSHORE, L.P. 383 Madison Ave, 28th Floor New York, NY 10179 Attn: Fritz R. Buhler, Managing Partner
BSHI MEMBERS, L.L.C. 383 Madison Ave, 28th Floor New York, NY 10179 Attn: Fritz R. Buhler, Managing Partner
BEAR STEARNS HEALTH INNOVENTURES EMPLOYEE FUND, L.P. 383 Madison Ave, 28th Floor New York, NY 10179 Attn: Fritz R. Buhler, Managing Partner
BX, L.P. 383 Madison Ave, 28th Floor New York, NY 10179 Attn: Fritz R. Buhler, Managing Partner
J.P. MORGAN PARTNERS (SBIC), LLC* 50 California Street Suite 2940 San Francisco, CA 94111
J.P. MORGAN PARTNERS GLOBAL INVESTORS, L.P. 50 California Street Suite 2940 San Francisco, CA 94111
J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN), L.P. 50 California Street Suite 2940 San Francisco, CA 94111
J.P. MORGAN PARTNERS GLOBAL INVESTORS A, L.P. 50 California Street Suite 2940 San Francisco, CA 94111
J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN) II, L.P. 50 California Street Suite 2940 San Francisco, CA 94111
INTERWEST INVESTORS Q VIII, L.P. 2710 Sand Hill Road Second Floor Menlo Park, California 94025

*
A copy of each notice required under this Agreement to be sent to J. P. Morgan Partners (SBIC), LLC shall also be sent to the following address: J. P. Morgan Partners, Official Notices Clerk, 1221 Avenue of the Americas, New York, NY 10020, Fax: 212.899.3401.

INTERWEST INVESTORS VIII, L.P. 2710 Sand Hill Road Second Floor Menlo Park, California 94025
INTERWEST PARTNERS VIII, L.P. 2710 Sand Hill Road Second Floor Menlo Park, California 94025
ALTA CALIFORNIA PARTNERS III, L.P. One Embarcadero Center, Suite 4050 San Francisco, CA 94111
ALTA EMBARCADERO PARTNERS III, LLC One Embarcadero Center, Suite 4050 San Francisco, CA 94111

HBM BIOVENTURES (CAYMAN) LTD.
Attn: John Arnold
Chairman and Managing Director
Unit 10 Eucalyptus Building
Crewe Road
PO Box 30852 SMB
Grand Cayman, Cayman Islands
Phone: (345) 946-8002
Fax: (345) 946-8003
AEOLUS TECHNOLOGY CORPORATION 100 Min Sheng East Road Section 3 Taipei, Taiwan Tel: 011-886-2-8712-1466 E-mail: jamestsai@mail.cec.com.tw Fax: 011-886-2-8712-6668
CEC Limited 11th Floor 100 Min Sheng East Road Section 3 Taipei, Taiwan Tel: 011-886-2-8712-2233 ext. 6191 E-mail: hendrick@tsrc.com.tw Fax: 011-886-2-8712-6668
MIC CAPITAL LLC Frederick Chang Senior Vice President MC Financial Services Ltd. / MIC Capital LLC 520 Madison Avenue, 16th Floor New York, NY 10022 Tel. 212-644-1846 Fax. 212-644-2927
PAN-PACIFIC VENTURE CAPITAL CO. LTD. Attn: David Y. S. Chao 6F, No. 21, Lane 120, Neihu Road, Sec. 1 Taipei, 114, Taiwan, R.O.C.

CONTINENTAL SUN VENTURE II, LLC Attn: Shirley Lu 35, Hugus Alley, Suite #220 Pasadena, CA 91103
MODERN TECH VENTURES CO., LTD. Attn: Rachel Le Brun PO Box 523, Lefebvre Court, Lefebvre Street St Peter Port, Guernsey GY1 6E Channel Islands
HERMAX HOLDING LTD. Attn: Mildred Wong RM 906, Nan Fung CTR 264-298 Castle Pear Rd. Tsuen Wan N.T., Hong Kong

CHINA DEVELOPMENT INDUSTRIAL BANK INC.
Attn: YC Chau
President, China Development Industrial Bank Inc.
125, Nanking East Road, Section 5
Taipei 105, Taiwan
Attention: Mr. James Yen
Telephone: +886-2-2763-8800
Facsimile: +886-2-2746-7612
V-SCIENCES INVESTMENTS PTE LTD Attn: Anand Govindaluri Associate Director (Life Sciences) 60B Orchard Road, #06-18 Tower 2 The Atrium@Orchard Singapore 238891 TEL: (65) 6828 6715 FAX: (65) 6821 1172

MELLON PRIVATE TRUST COMPANY NATIONAL ASSOCIATION, TRUSTEE UNDER AGREEMENT OF STEPHEN MORRIS DATED 09-21-2001-IRA
A/C: 10522165000
Att: Joan Crain
910 E. Las Olas Blvd.
Ft. Lauderdale, FL 33301
tel (Joan Crain): 954-343-9117
ERROL BLANK & RENEE BLANK JTROS 2 Crosfield Avenue West Nyack, NY 10994 Tel: (845) 358-8880 Fax: (845) 353-1996 e-mail: eblaw2000@aol.com
SANDRA MUSOFF 6528 Landings Court Boca Raton, FL 33496 tel: (561) 241-6681 e-mail: WMusoff@aol.com

KATONAH MEDICAL GROUP PC RETIREMENT TRUST c/o Harold Federman 22 Wynnwood Road Chappaqua, New York 10514 Tel: 914-238-3851 e-mail: hfederman@kmgpc.com
FRED FRANK c/o Salem Clinic 2020 CapitolStreet NE Salem, OR 97301 Tel: 434-825-1238 e-mail: fred.frank@lycos.com
STEVEN XI & KE WANG Sharon Park Dr. # D-104 Menlo Park, CA 94025 (650) 854-8438
GC&H INVESTMENTS, LLC One Maritime Plaza, 20/F San Francisco, CA 94111
EPISODE HOLDINGS LIMITED Merrill Lynch International Private Client Group 101 California Street, Suite 1330 San Francisco, CA 94111
MODERN VERSION LIMITED Acceptor Professional Directors Limited 80 Raffles Place #16-29 UOB Plaza Singapore 048624
TRINITY FUND, LTD. 1819 Goodwin Street Jacksonville, FL 32204
SPIRIT FUND, LTD. 1819 Goodwin Street Jacksonville, FL 32204
GC&H INVESTMENTS One Maritime Plaza, 20th Floor San Francisco, CA 94111
DOLORES STONE 646 Towle Place Palo Alto, CA 94306
FIRTH GRIFFITH & YUQING LI 1999 TRUST U/D/T 10/29/99, TRUSTEES FIRTH GRIFFITH & YUQING LI 2131 Hanover Street Palo Alto, CA 94306
STEIN IVERSON Heart Center Sieburg Dept. of Cardiovascular Surgery Ringstrasse 49 53721 Sieburg, Germany

EBERHARD GRUBE Heart Center Sieburg Dept. of Cardiology, Angiology Ringstrasse 49 53721 Sieburg, Germany
NATHANIEL AND TOBE FISCH 105 Fitzrandolph Road Princeton, NJ 08540
LARRY AND CAROLE KLEINMAN REVOCABLE TRUST U/D/T 10/6/98, TRUSTEES CAROLE AND LARRY KLEINMAN 533 Airport Blvd., Suite 400 Burlingame, CA 94010
KEVIN DWYER 533 Airport Blvd., Suite 400 Burlingame, CA 94010
TSUCHIYA AND PARIS TRUST U/D/T 1/8/99, TRUSTEES DORINNE U. TSUCHIYA AND KENNETH J. PARIS 533 Airport Blvd., Suite 400 Burlingame, CA 94010
MINTZ FAMILY TRUST 50 Fox Hill Road Woodside, CA 94062
HOWARD ALTMANN P.O. Box 1965 New York, NY 10013
PUMA HOLDINGS LTD. c/o Morgan Trust Company of The Bahamas Ltd. Bahamas Financial Centre, 2nd Floor Shirley & Charlotte Streets Nassau, Bahamas Attn: Jackie Rolle/Denise Dixon
VICHON NEVELLE S.A. c/o Francisco J. Verstraeten 445 Grand A Drive, Unit 804 Key Biscayne, FL 33149
STERTZER FAMILY TRUST U/A/D JANUARY 19, 1995, TRUSTEES SIMON H. STERTZER AND KIMBERLEY ANNE STERTZER 699 Joaquin Lane Santa Fe, NM 87501
PINECREEK ENTERPRISES INC. c/o Irawan Sugeng TanJung Duren Utara V/233 Jakarta-Barat, Indonesia

GERALD AND MYRA S. DORROS IRREVOCABLE TRUST, TRUSTEE STEPHEN DORROS c/o Stephen Dorros P.O. Box 1941 6021 Avenita Alteras Rancho Santa Fe, CA 92067
COMERCIAL SAN ANTONIO, S.A. c/o Mr. Francis Verstraeten 445 Grand Bay Drive, Apt. 804 Key Biscayne, FL 33149
CN INVESTMENT PARTNERS, LP c/o Dr. Camran Nezhat 900 Welsh Road Palo Alto, CA 94304
JEFFREY A. MORRIS PROPERTY TRUST Jeffrey A. Morris 2500 Sand Hill Road, Suite 240 Menlo Park, CA 94025
AVERY VENTURES I c/o Brian Avery 130 East Dana Street Mountain View, CA 94041-1599
THE HAUSMAN TRUST U/D/T 10/28/91, TRUSTEES HELEN AND ARTHUR HAUSMAN 55 Flood Circle Atherton, CA 94027
LAURIE BURMEISTER 1860 Oakdell Drive Menlo Park, CA 94025
MEZZAMIE GROUP c/o Kannan Ayyar 12121 Oak Park Court Los Altos, CA 94022
AJOY KHANDHERIA 1 Crystal Creek Drive Larkspur, CA 94939

CDIB BIOSCIENCE VENTURES I, INC.
Tai-Sen Soong, Ph.D.
President
CDIB BioScience Venture Management, Inc.
30th Floor, 99 Tun-Hwa South Road, Section 2, Taipei 106, Taiwan
TEL: (886)-2-2325-0556 ext. 158
FAX: (886)-2-2754-7708
BRISTOL-MYERS SQUIBB COMPANY 345 Park Avenue New York, New York 10154

GENERAL ELECTRIC CAPITAL CORPORATION 401 Merritt 7, Suite 23 Norwalk, CT 06851-1177 Attn: Credit Manager-Life Science and Technology Finance
COMERICA INCORPORATED Attn: Jonathan Norris Five Palo Alto Square, Suite 800 3000 El Camino Real Palo Alto, CA 94306

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  Exhibit 10.12